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                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the ____ day of April, 1998, by and among ADAMS GOLF, INC., a Delaware corporation (the "Company"), and the undersigned stockholders of the Company (collectively, the "Stockholders").

     IN CONSIDERATION OF the agreement by the Stockholders to terminate the Stockholder's Agreement dated December 20, 1995 (the "Stockholder's Agreement") by and among the Stockholders and the Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby grants (1) to the Stockholders listed on ANNEX A attached hereto certain rights to include shares of the Company's common stock, par value $.001 per share (the "Common Stock"), held by such Stockholders on the date hereof in the Company's initial underwritten public offering (the "IPO") and (2) to each of the Stockholders, certain demand and piggyback registration rights arising after, and existing for a period of five (5) years from, the closing of the IPO with respect to the shares of Common Stock held by the undersigned on the date hereof, in each case, on the terms and conditions set forth below. As used in this Agreement, the term "Holders" (whether singular or plural) includes only the Stockholders holding Registrable Shares (as hereinafter defined) and other persons holding Registrable Shares to whom registration rights have been transferred in compliance with Section 4(c) hereof. Additionally, as used herein, "Registrable Shares" shall mean (i) shares of Common Stock held by the Stockholders on the date hereof (or subsequently transferred pursuant to Section 4(c) hereof) and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; PROVIDED, HOWEVER, that Registrable Shares shall not include any shares of Common Stock (x) which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), (y) which are held by a Stockholder and whose aggregate number is less than the amount of securities that may be sold in any three month period in reliance upon Rule 144 (e) promulgated under the Act, irrespective of whether the other requirements of Rule 144 have been satisfied to allow for the sale of such shares thereunder or (z) which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

     1.   REQUESTED REGISTRATIONS.

          (a) If the Company shall receive from any Holder or Holders who in the aggregate hold not less than Forty Percent (40%) of the outstanding Registrable Shares (the "Initiating Holders") at any time not earlier than the latter of (i) the expiration of any applicable "lock-up" period prescribed by the underwriters in connection with an IPO and (ii) the date on which the Company shall become eligible to use the Form S-3 registration statement (or any successor to such form) for the purpose of registering outstanding securities for the account of any person other than the Company, a written request that the Company effect any registration with respect to all or a part of the Registrable Shares, the Company will:

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               (i)  promptly give written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use reasonable commercial efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty
          (20) days after such written notice from the Company is mailed or delivered.

          (b) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 1(a):

               (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

               (ii) after the Company has initiated one (1) such registration pursuant to Section 1(a) (counting for this purpose only a registration statement which has been declared or ordered effective by the U.S. Securities and Exchange Commission (the "Commission") and maintained for a period of seventy-five (75) total days);

               (iii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

               (iv) if the Company has given a Notice of Incidental Registration Rights (as defined in Section 2(a) below).

          (c) Subject to clauses (i) - (iv) of Section 1(b) above, the Company shall file a registration statement covering the Registrable Shares so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is necessary to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company

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stating that in the good faith judgment of the Board of Directors of the
Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, necessary to defer the filing of such registration, then the Company shall have the right to defer such filing for a period of not more than one hundred eighty
(180) days after receipt of the request of the Initiating Holders.

          (d) The registration statement filed pursuant to the request of the Initiating Holders may include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

          (e) The Company will pay all costs and expenses necessary to effect the registration of Registrable Shares pursuant to Section 1(a), including the fees and expenses of its counsel, the fees and expenses of its accountants, all other costs and expenses incident to the preparation, printing and filing under the Act of any such registration statement, each prospectus and all amendments and supplements thereof, the cost of furnishing to the Holders copies of such registration statement, each preliminary prospectus, the final prospectus and each amendment and supplement thereto, all expenses incident to delivery of the Registrable Shares to any underwriter or underwriters, but the Company will not pay any underwriting commissions and discounts and brokerage commissions and fees payable with respect to Registrable Shares by any Holder or any legal fees and expenses incurred by any Holder.

          (f) If, after the Company has effected the registration specified in Section 1(a) (as determined in accordance with Section 1(b)(ii) hereof), the Company shall receive from any Holder or Holders who in the aggregate hold not less than Fifty Percent (50%) of the then outstanding Registrable Shares (the "Triggering Holders"), a written request that the Company effect any registration with respect to all or a part of the Registrable Shares, the Company will:

               (i) promptly give written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use reasonable commercial efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty
          (20) days after such written request from the Company is mailed or delivered.

          (g) The Company shall not be obligated to effect, or take any action to effect, any registration pursuant to Section 1(f):

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               (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

               (ii) after the Company has initiated two (2) such registrations pursuant to Section 1(f) (counting for this purpose only registration statements which have been declared or ordered effective by the Commission and maintained for a period of 75 total days);

               (iii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

               (iv) if the Company has given a Notice of Incidental
          Registration.

          (h) Subject to clauses (i) - (iv) of Section 1(g) above, the Company shall file a registration statement covering the Registrable Shares so requested to be registered as soon as practicable after receipt of the request of the Triggering Holders; PROVIDED, HOWEVER, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is necessary to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, necessary to defer the filing of such registration, then the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Triggering Holders.

          (i) Each of the registration statements filed pursuant to the request of the Triggering Holders may include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

          (j) The Triggering Holders, together with the other Holders joining in such registration, shall, on a pro rata basis, pay all costs and expenses necessary to effect the registrations of Registrable Shares pursuant to
Section 1(f), including the fees and expenses of the Company's counsel, the fees and expenses of the Company's accountants, all of the costs and expenses incident to the preparation, printing and filing under the Act of any such registration statement, each prospectus and all amendments and supplements thereof, the cost of furnishing to the Holders copies of such registration statement, each preliminary prospectus, the final

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prospectus and each amendment and supplement thereto, all expenses incident to delivery of the Registrable Shares to any underwriter or underwriters, any underwriting commissions and discounts and brokerage commissions and fees payable with respect to Registrable Shares sold by any Holder or any legal fees and expenses incurred by any Holder. The Company may require, as a precondition to commencing work on any registration statement filed in accordance with Section 1(f) hereof, that the Triggering Holders, together with the other Holders joining therein, provide a reasonable and customary retainer to the Company and/or its advisors in order to offset certain of the expenses contemplated hereby.

     2.   INCIDENTAL REGISTRATIONS.

          (a) If at any time during the five (5) calendar years after the consummation (which shall mean closing and funding) of an IPO of the Company, the Company shall propose to register any Common Stock under the Act, pursuant to a registration statement other than on Form S-4 or S-8 or any successor to such forms (and specifically excluding the registration statement relating to an IPO and all prospectus supplements and post-effective amendments relating thereto) the Company shall give written notice (the "Notice of Incidental Registration Rights") of such proposed registration to all Holders as then reflected on its records. The Company agrees to use reasonable commercial efforts to include in any such registration statement the Registrable Shares held by any Holder who shall deliver to the Company, not more than ten (10) days after receipt of the Notice of Incidental Registration Rights, a written request for such inclusion. Such written request may specify all or a part of a Holder's Registrable Shares.

          (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the Notice of Incidental Registration Rights given pursuant to Section 2(a). In such event, the right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. If the managing underwriter of such registration advises the Company in writing that in its opinion the total number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount of shares of Common Stock that can be sold in such offering, the Company will include in such offering: (i) first, all shares of Common Stock the Company proposes to sell; (ii) second, up to the full number or dollar amount of Registrable Shares requested by Holders to be included in such registration in excess of the number or total dollar amount of shares of Common Stock the Company proposes to sell which, in the opinion of such underwriter, can be sold, allocated pro rata among the Holders on the basis of the number of Registrable Shares requested to be included therein by each such Holder.

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          (c) Upon the occurrence of each proposed registration under Section
2(a), unless the Company shall determine to terminate the same, the Company will:

               (i) as soon as practicable, use reasonable commercial efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Act) as would permit or facilitate the sale and distribution of the Registrable Shares which the Company has been requested to register; and

               (ii) use reasonable commercial efforts to have such registration statement declared effective.

          (d) The Company will pay all costs and expenses necessary to effect the registration of Registrable Shares pursuant to Section 2(a), including the fees and expenses of its counsel, the fees and expenses of its accountants, all other costs and expenses incident to the preparation, printing and filing under the Act of any such registration statement, each prospectus and all amendments and supplements thereof, the cost of furnishing to the Holders copies of such registration statement, each preliminary prospectus, the final prospectus and each amendment and supplement thereto, all expenses incident to delivery of the Registrable Shares to any underwriter or underwriters, but the Company will not pay any underwriting commissions and discounts and brokerage commissions and fees payable with respect to Registrable Shares sold by any Holder or any legal fees and expenses incurred by any Holder.

     3.   REGISTRATION IN CONNECTION WITH IPO.

          (a) The Company hereby agrees to use reasonable commercial efforts to permit the Stockholders to include up to that number of shares of Common Stock listed next to each such Stockholder's name on ANNEX A attached hereto ("Secondary Shares") in the registration statement relating to the Company's IPO.

          (b) Each of the Stockholders hereby acknowledges and agrees that the registration relating to the IPO involves an underwriting. As such, each of the Stockholder's right to participation pursuant to this Section 3 shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such Stockholder's Secondary Shares in the underwriting to the extent provided herein. All Stockholders agree to enter into an underwriting agreement in form acceptable to the Company with the representative of the underwriters selected by the Company. If the managing underwriter of such registration advises the Company in writing that in its opinion the total number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount of shares of Common Stock that can be sold in the IPO or that the aggregate number of Secondary Shares to be included in such registration exceeds the number that should be sold in the IPO given the current state of the market or such other factors as the managing underwriter deems relevant, the Company will include in such offering: (i) first, all shares of Common Stock the Company

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proposes to sell; and (ii) second, up to the whole number of Secondary Shares held by the Stockholders in excess of the number of shares of Common Stock the Company proposes to sell which, in the sole opinion of such underwriter, can or should be sold, allocated pro rata among the Stockholders on the basis of the number of Secondary Shares held by each Stockholder.

          (c) Upon the occurrence of the proposed IPO, unless the Company shall determine to terminate the IPO, the Company will (i) as soon as practicable, use reasonable commercial efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Act) as would permit or facilitate the sale and distribution of the Secondary Shares; and (ii) use reasonable commercial efforts to have such registration statement declared effective.

          (d) The Company will pay all costs and expenses necessary to effect the registration of the Secondary Shares in the IPO pursuant to this
Section 3, including the fees and expenses of its counsel, the fees and expenses of its accountants, all other costs and expenses incident to the preparation, printing and filing under the Act of any such registration statement, each prospectus and all amendments and supplements thereof, the cost of furnishing to the Stockholders copies of such registration statement, each preliminary prospectus, the final prospectus and each amendment and supplement thereto, all expenses incident to delivery of the Secondary Shares to any underwriter or underwriters, but the Company will not pay any underwriting commissions and discounts and brokerage commissions and fees payable with respect to the Secondary Shares sold by any Stockholder or any legal fees and expenses incurred by any Stockholder.

     4.   ADDITIONAL AGREEMENTS REGARDING REGISTRATION.

          (a) In addition to the obligations set forth elsewhere herein, the Company shall (in connection with any registration effected under Sections 1(a), 1(f), 2(a) or 3(a) hereof):

               (i) notify the Holders participating therein, of the time when the registration statement has been declared effective;

               (ii) prepare and promptly file with the Commission and promptly notify the Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statement or omission, if at any time when a prospectus relating to any security is required to be delivered under the Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

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               (iii) in case the Holders or any underwriter for the Holders is required to deliver a prospectus, at a time when the prospectus then in effect may no longer be used under the Act, prepare such amendment or amendments to such registration statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10 of the Act;

               (iv) advise the Holders promptly after it shall receive notice or obtain knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or of the initiation or threatening of any proceeding for that purpose; and

               (v) furnish to the Holders as soon as available one copy of any such registration statement and such reasonable number of copies of each preliminary or final prospectus, or supplement required to be prepared pursuant to this Agreement that each Holder may request.

          (b) Each Holder who has any Registrable Shares included in any registration statement (whether the Registrable Shares are included under Sections 1(a), 1(f), 2(a) or 3(a) hereof) agrees by acquisition of such Registrable Shares as follows:

               (i) To furnish to the Company, in writing, such appropriate information and covenants regarding the proposed methods of sale or other disposition of the Registrable Shares as the Company, any underwriter, the Commission and/or any state or other regulatory authority may request;

               (ii) To execute, deliver and/or file with or supply to the Company, any underwriter, the Commission and/or any state or other regulatory authority such information, documents, representations, undertakings and/or agreements (A) necessary to carry out the provisions of this Agreement, (B) necessary to effect the registration or qualification of the Registrable Shares under the Act and/or any of the laws and regulations of any jurisdiction, and (C) as the Company may reasonably require to ensure the transfer or disposition of the Registrable Shares is not in violation of the Act or any applicable state securities laws;

               (iii) To furnish to the Company, not later than every thirty (30) days after the date of effectiveness of the applicable registration statement, a report of the number of Registrable Shares sold during such previous thirty-day (30) period;

               (iv) To cancel any orders to sell and/or to reverse any sales of Registrable Shares which, in the reasonable belief of the Company, based upon the opinion of legal counsel experienced in securities law matters, orders and/or sales were effected in violation of the Act or any applicable state securities laws;

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               (v) That, upon actual receipt of any notice from the Company (A)
          of the happening of any event of the kind described in
          Section 4(a)(iv); (B) regarding the suspension of the qualification or exemption from qualification of a registration statement or any of the Registrable Shares in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (C) of the happening of any event, the existence of any condition or any information becoming known (including, without limitation, pending corporate developments, acquisitions, public filings or other material non-public information) that requires the making of any changes in or amendments or supplements to the registration statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or (D) of the determination by the Company that a prospectus supplement or post-effective amendment to the registration statement would be appropriate, THEN, and in each such event, such Holder will forthwith discontinue disposition of such Registrable Shares covered by such registration statement until such Holder's receipt of the Company's written notice that the use of the prospectus forming a part of the registration statement may be resumed; and

               (vi) That, without in any way limiting the Company's right to suspend the effectiveness or usefulness of any registration statement pursuant to Section 4(b)(v) above, the Company has no obligation to keep any registration statement filed hereunder effective for any period longer than seventy five (75) total days.

          (c) The rights to cause the Company to register securities granted to a Holder by the Company under either Section 1 or Section 2 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 50,000 Registrable Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement.

     5.   [Intentionally Omitted]

     6.   INDEMNIFICATION.

          (a) The Company will indemnify and hold harmless each Holder and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such Holder or underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses,

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claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registrable Shares were registered under the Act, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Holder, underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Holder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or actions in respect thereof; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action in respect thereof arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such Holder or underwriter in writing for use in the preparation thereof.

          (b) Each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and each underwriter, and each person, if any, who controls (within the meaning of the Act) the Company or any underwriter against any losses, claims, damages or liabilities (or actions in respect thereof) to which the Company, or any such director, officer, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue or alleged untrue statement of any material fact contained in said registration statement, said prospectus, or amendment or amendments or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made or not made in reliance upon and in conformity with written information furnished by the Holder for use in the preparation thereof; and will reimburse any legal or other expense reasonably incurred by the Company or any such director, officer, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) Promptly after receipt by an indemnified party pursuant hereto of notice of any claims to which indemnity would apply or the commencement of any action, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant hereto, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the indemnifying party is prejudiced from said failure to notify. In the event such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party.

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          (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, and to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     7. TRANSFER WITHOUT REGISTRATION. The Common Stock shall not be transferred, and the Company shall not be required to register any transfer of any shares of the Common Stock on the books of the Company, unless the Company shall have been provided with an opinion of counsel satisfactory to it prior to such transfer that registration under the Act and applicable state securities laws is not required in connection with the transaction resulting in such transfer; PROVIDED, HOWEVER, that no such opinion of counsel shall be required in order to effectuate a transfer pursuant to an effective registration of the Registrable Shares. Each certificate issued upon any transfer of the Common Stock transferred as above provided shall bear an appropriate restrictive legend, except that such certificate shall not bear such restrictive legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with the provisions of the Act or if such transfer is made in accordance with the provisions of Rule 144 promulgated under the Act.

     8. EXPIRATION. This Agreement and all registration rights granted to the Holders hereunder will expire on the fifth anniversary of the date of closing of am IPO of the Company unless terminated sooner or extended pursuant to Section 9 hereof.

     9. MODIFICATION AND TERMINATION. This Agreement shall not be modified or extended, or terminated prior to the expiration hereof, except by a written agreement signed by the parties hereto.

     10. SURVIVAL. The indemnification provisions contained in Section 6 of this Agreement will survive the expiration or earlier termination of this Agreement for a period of time not to exceed the limitation period under applicable statutes of limitation barring actions arising out of this Agreement or the transactions contemplated hereby.

     11. COUNTERPARTS. This Agreement may be executed in multiple original counterparts, each of which shall serve as an original for all purposes, but all such counterparts together shall constitute one and the same Agreement.


                              [SIGNATURE PAGE FOLLOWS]

     EXECUTED as of the ______ day of _______________, 1998.


                              COMPANY:

                              ADAMS GOLF, INC.


                              By:
                                 ---------------------------------
                              Name:
                                 ---------------------------------
                              Title:
                                 ---------------------------------

                              STOCKHOLDERS:

                              ROYAL HOLDING COMPANY, INC.


                              By:
                                 ---------------------------------
                              Name:
                                 ---------------------------------
                              Title:
                                 ---------------------------------


                              ------------------------------------
                              B. H. (BARNEY) ADAMS



                              ------------------------------------
                              FINIS CONNER




                              ------------------------------------
                              ROLAND E. CASATI

                              ------------------------------------
                              RICHARD URDAHL


                              LINCOLN TRUST COMPANY


                              By:
                                 ---------------------------------
                                 Custodian FBO Richard Urdahl


                              ------------------------------------
                              CLYDE B. SMITH


                              ------------------------------------
                              PEGGY SMITH


                              ------------------------------------
                              STEVE ADAMS


                              ADDITIONAL SELLING STOCKHOLDERS:


                              ------------------------------------
                                           (SIGNATURE)
                              Name:
                                 ---------------------------------
                              Address:
                                 ---------------------------------
                                 ---------------------------------

                                                                        ANNEX A
                                                                        -------
                                 STOCKHOLDERS

NAME                                         SHARES OF COMMON STOCK (PRE-SPLIT)
----                                         ----------------------------------
Royal Holding Company, Inc.                             3,702,719
Roland Casati                                             919,300
B. H. Adams                                             2,320,384
Finis Conner                                              971,388
Clyde and Peggy Smith                                     300,579
Steve Adams                                               125,000
Lincoln Trust Company, Custodian FBO
 Richard Urdahl                                            58,296
Richard Murtland                                          166,976
Mark D. Gonsalves                                         166,660
Faris McMullin                                             55,869
Hank Haney                                                 44,413
Carleen C. Casati                                          40,000
Rolanda H. & Kevork M. Derderian                           40,000
Lauralee C. & Brandt T. Pfeifer                            35,000
Nick Aquilino                                              29,553
Patty Walsh                                                13,552
Max Puglielli                                              12,152
Joni LaBauve                                               11,456
Rod Grettler                                                8,400
Don Hall                                                    5,600
August F. and Evelyn Machura                                5,000
Damon Troutman                                              5,000
James and Linda Conner                                      5,000
Lauralee C. Pfeifer, cust. for Allison C. Pfeifer           5,000
Lauralee C. Pfeifer, cust. for Brandt E. Pfeifer            5,000
Lauralee C. Pfeifer, cust. for Katelyn M. Pfeifer           5,000
Rolanda H. Derderian, cust. for Kevork Gregory Derderian    5,000
Rolanda H. Derderian, cust. for Tiana E. Derderian          5,000
Royce and Cherly Conner                                     5,000
William and Lurla Conner                                    5,000
Pete Cassady                                                4,200
Jim Beard                                                   3,472
Mark Puglielli                                              3,472
Kim Calhoun                                                 2,800
Carleen C. Casati, cust. for Andrea Boyd                    2,500
Carleen C. Casati, cust. for Lydia Boyd                     2,500
Richard Urdahl                                              1,400
Kevin and Lucia Machura                                     1,000
Kevin Machura as Trustee for Kyle Machura                     500
Kevin Machura as Trustee for Stephen Machura                  500

     The parties hereto agree that the number of Secondary Shares to be included by each of the Stockholders in the IPO shall be determined by reference to the following:

     (SxP) x (N divided by T), where:

     S = the aggregate number of shares of Common Stock (including Company shares and Secondary Shares) to be sold to the Underwriters in the IPO;

     P = the percentage of Secondary Shares included in the IPO, as determined by the Underwriters and the Company in their reasonable discretion;

     N = the number of shares of Common Stock requested to be included by such Stockholder pursuant to that Waiver, Participation Notice and Consent signed by the Stockholder; and

     T = the total number of shares of Common Stock requested to be included by all Stockholders.